Exhibit 99.1

PRELIMINARY COPY–SUBJECT TO COMPLETION

SPECIAL MEETING OF LANTHEUS HOLDINGS, INC.

Date:	[ ]
Time:	[ ]
Place:	[ ]

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1 and 2.

		For	Against	Abstain
1:	Stock Issuance Proposal: To approve the issuance of shares of Lantheus Holdings common stock, par value $0.01 per share, in the merger contemplated by the Agreement and Plan of Merger, dated as of October 1, 2019, as it may be amended from time to time, among Lantheus Holdings, Inc., Plato Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Lantheus Holdings, Inc., and Progenics Pharmaceuticals, Inc., a Delaware corporation, pursuant to which Plato Merger Sub, Inc. will be merged with and into Progenics Pharmaceuticals, Inc., with Progenics Pharmaceuticals, Inc. surviving the merger as a wholly-owned subsidiary of Lantheus Holdings, Inc.	☐	☐	☐

		For	Against	Abstain
2:	Adjournment Proposal: To approve the adjournment from time to time of the special meeting of stockholders of Lantheus Holdings, if necessary to solicit additional proxies if there are not sufficient votes at the time of the Lantheus Holdings special meeting, or any adjournment or postponement thereof, to approve the stock issuance proposal.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

PRELIMINARY COPY–SUBJECT TO COMPLETION

Special Meeting of Lantheus Holdings, Inc.

to be held on [                    ]

for Holders as of [                    ]

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/LNTH	866-240-5317

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	•	Have your Proxy Card/Voting Instruction Form ready.
•	View Meeting Documents.		•	Follow the simple recorded instructions.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Mary Anne Heino, Robert J. Marshall, Jr., Michael P. Duffy, Daniel Niedzwiecki and Eric Green and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Lantheus Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2.

PROXY TABULATOR FOR LANTHEUS HOLDINGS, INC. P.O. BOX 8016 CARY, NC 27512-9903

  Please separate carefully at the perforation and return just this portion in the envelope provided.

PRELIMINARY COPY–SUBJECT TO COMPLETION

Proxy for Special Meeting of Shareholders to be held on [                    ]

This proxy is being solicited on behalf of the Board of Directors

Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope.

The Shareholder signing on the reverse side (the “undersigned”), having received the joint proxy statement/prospectus, hereby appoint(s) Mary Anne Heino, Robert J. Marshall, Jr., Michael P. Duffy, Daniel Niedzwiecki and Eric Green, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Special Meeting of Shareholders of Lantheus Holdings, Inc. (the “Company”) to be held on [                    ], and all adjournments and postponements thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR proposals 1 and 2.